Exhibit 10.2
NOVINT TECHNOLOGIES, INC.
INVESTOR RIGHTS AGREEMENT
     INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 5, 2007 by and among Novint Technologies, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto (collectively the “Investors”).
     WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase, up to a maximum of ten million (10,000,000) Units consisting of shares of Common Stock of the Company (the “Shares”) and 5-year warrants (the “Warrants”), exercisable to purchase up to a maximum of ten million (10,000,000) shares of Common Stock of the Company (the “Warrant Shares”), upon the terms and conditions set forth in that certain Unit Subscription Agreement, dated as of February 23, 2007, among the Company and the Investors (the “Unit Subscription Agreement”);
     WHEREAS, the terms of the Unit Subscription Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investors to execute and deliver this Agreement; and
     WHEREAS, capitalized terms used herein and not otherwise defined are defined in the Unit Subscription Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:
     1. Definitions. The following terms shall have the meanings provided below:
          “Additional Shares” shall mean any additional shares of Common Stock which may be issued or become issuable from time to time upon a distribution with respect to, or in exchange for, or in replacement of, Shares, a Warrant or Warrant Shares, as a result of anti-dilution provisions of a Warrant or otherwise.
          “Additional Share Notice” shall have the meaning assigned thereto in Section 10 hereof.
          “Blue Sky” shall have the meaning assigned thereto in Section 4(c) hereof.
          “Board of Directors” shall mean the board of directors of the Company.
          “Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.
          “Correspondence” shall have the meaning assigned thereto in Section 15(d) hereof.

          “Difference” shall have the meaning assigned thereto in Section 8(b) hereof.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
          “Exempt Issuance” means (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of this Agreement, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation plan approved by the stockholders of the Company after the date of this Agreement, (iii) all shares of Common Stock issued or issuable to employees, directors or consultants as bona fide compensation for business services rendered, not compensation for fundraising activities, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders or other financing or credit transaction which is not an equity capital raising event for the Company, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (vi) all Warrant Shares, Additional Shares and shares issued upon conversion or exercise of other Convertible Securities outstanding on the date hereof.
          “Holder” shall mean each Investor or any transferee of the Warrants or Registrable Shares that were held by Investors.
          “Majority Holders” shall mean, at the relevant time of reference thereto, those Holders holding more than fifty percent (50%) of the Registrable Shares Owned by all of the Holders.
          “Mandatory Registration” shall have the meaning assigned thereto in Section 7 hereof.
          “Mandatory Registration Effective Date” shall have the meaning assigned thereto in Section 3(a) hereof.
          “Mandatory Registration Termination Date” shall have the meaning assigned thereto in Section 3(c) hereof.
          “Mandatory Subsequent Registration Effective Date” shall have the meaning assigned thereto in Section 3(e) hereof.
          “Mandatory Subsequent Registration Filing Date” shall have the meaning assigned thereto in Section 3(e) hereof.
          “Other Securities” shall have the meaning assigned thereto in the Warrant.
          “Own” shall mean to own beneficially, as that term is defined in the rules and regulations of the SEC.
          “Proportionate Percentage” shall have the meaning assigned thereto in Section 11 hereof.

          “Purchase Notice” shall have the meaning assigned thereto in Section 11 hereof.
          “Registrable Shares” shall mean the Shares, the Warrant Shares and any Additional Shares.
          “Registration Statement” shall have the meaning assigned thereto in Section 3(a) hereof.
          “Registration Waiver” shall have the meaning assigned thereto in the Unit Subscription Agreement.
          “Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.
          “SEC” shall mean the Securities and Exchange Commission.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.
          “Selling Expenses” shall mean all underwriting discounts, brokerage and selling commissions applicable to the sale of Registrable Shares, including standard underwriters’ cutbacks.
          “Shares” shall have the meaning assigned thereto in the Preamble to this Agreement.
          “Subsequent Registration Statements” shall have the meaning assigned thereto in Section 3(e) hereof.
          “Suspension” shall have the meaning assigned thereto in Section 10(b) hereof.
          “Underlying Securities” shall mean the Warrant Shares, Additional Shares or Other Securities issued or issuable upon exercise of Warrants.
          “Unit Subscription Agreement” shall have the meaning assigned thereto in the Preamble to this Agreement.
          “Warrants” shall have the meaning assigned thereto in the Preamble to this Agreement.
          “Warrant Shares” shall have the meaning assigned thereto in the Preamble to this Agreement.
     2. Effectiveness. This Agreement shall become effective upon the Closing.
     3. Mandatory Registration.
          (a) No later than fifty five (55) days after the Closing, the Company will prepare and file with the SEC a registration statement on Form SB-2 for the purpose of registering (such registration, the “Mandatory Registration”) under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the “Registration Statement”). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Shares.
          (b) The Company agrees to use its best efforts to cause the Registration Statement to become effective within ninety (90) days after filing (the “Mandatory Registration Effective Date”).
          (c) The Company shall be required to keep the Registration Statement (and any subsequent Registration Statements), as amended, effective until such date that is the earlier of (i) two years after the Closing, (ii) the date when all of the Registrable Shares registered thereunder shall have been sold or (iii) such time as all the Registrable Shares held by the Investors can be sold pursuant to Rule 144(k) and without compliance with the registration requirements of the Securities Act (such date is referred to herein as the “Mandatory Registration Termination Date”). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).
          (d) Absent the prior written consent of the Investors then holding a majority of the Shares, the Company shall not for a period of two years from the Closing Date grant any registration rights that are senior to the registration rights of the Investors under this Agreement. The Company represents that no securityholders of the Company other than the Investors and other than as disclosed in the Unit Subscription Agreement have the right to sell any Common Stock or other securities of the Company pursuant to the Registration Statement other than rights waived pursuant to the Registration Waivers.
          (e) In the event the amount of Shares and Underlying Shares covered by such Registration Statement is limited by the SEC, the Company: (i) shall register the maximum number of Registrable Shares permitted by the SEC, without adding any other shares to the Registration Statement, and (ii) shall file additional registration statements (the “Subsequent Registration Statements”) covering the balance of the Registrable Shares as soon as practicable in light of SEC positions, rules and regulations (each a “Mandatory Subsequent Registration Filing Date”). The Company shall use its best efforts to cause any and all Subsequent Registration Statements to become effective within seventy five (75) days after filing (each, a “Mandatory Subsequent Registration Effective Date”)
     4. Obligations of the Company. In connection with the Company’s obligations under Section 3 hereof to file the Registration Statement with the SEC and to use its reasonable efforts to cause the Registration Statement to become effective as soon as set forth in Section 3, the Company shall, as expeditiously as reasonably possible, subject to Section 10 hereof:

          (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary in order to keep the Registration Statement effective until the Mandatory Registration Termination Date;
          (b) furnish to the selling Holders such reasonable number of copies of the Registration Statement and a final prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the selling Holders may reasonably request, in order to facilitate the public or other disposition of such selling Holders’ Registrable Shares;
          (c) use reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities laws or blue sky (“Blue Sky”) laws of all states requiring such securities or Blue Sky registration or qualification, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and
          (d) use reasonable efforts to cause all such Registrable Shares registered hereunder to be listed on each securities exchange (including without limitation The Nasdaq SmallCap Market) on which securities of the same class issued by the Company are then listed.
     5. Furnish Information.
          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.
          (b) The Registration Statement will provide for a plan of distribution with respect to the Registrable Shares substantially as follows, provided such plan of distribution may be modified at the request of the SEC: The Registrable Shares may be sold from time to time by the Holders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Registrable Shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the resale registration statement; (iii) an exchange distribution in accordance with the rules of such exchange; (iv) one or more underwritten offerings on a firm commitment or best efforts basis; (v) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (vi) transactions between sellers and purchasers without a broker/dealer. In addition, any securities covered by the Registration Statement that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Registration Statement. For so long as a Holder Owns any Registrable Shares, such Holder shall not maintain a Net Short Position. For purposes of this Section, a “Net Short Position” by a person means a position whereby such person has executed one or more sales of Common Stock that is marked as a short sale and that is executed at a time when such Holder has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Holder has an equivalent offsetting long position in the Common Stock, all Common Stock that is Owned by such Holder shall be deemed to be held long by such Holder. The Holders may also distribute the Registrable Shares and Warrants to their partners, members, stockholders or shareholders to the extent such distributions are effected in full compliance with applicable securities laws and provided that the distributing Holders and the distributees provide the Company with such documents and other information as reasonably requested by the Company. In effecting sales, brokers or dealers engaged by the selling Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling Holders in amounts to be negotiated immediately prior to the sale.
     6. Expenses of Registration. All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement, including without limitation all registration and qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel, Hahn & Hessen LLP as counsel for the selling Holders, shall be borne by the Company. The Company shall not be responsible for the fees and disbursements of any additional counsel for any of the selling Holders. All Selling Expenses shall be borne by the Holders of the Registrable Shares so registered and sold, pro rata on the basis of the number of their Registrable Shares so registered and sold.
     7. Delay in Filing or Effectiveness of Registration Statement.
          (a) If (i) the initial Registration Statement is not filed by the Company with the SEC on or prior to fifty five (55) days after the Closing (the “Mandatory Registration Date”), (ii) such Registration Statement is not effective on the Mandatory Registration Effective Date, (iii) any Subsequent Registration Statement is not filed by the Mandatory Subsequent Registration Filing Date, or (iv) any Subsequent Registration Statement is not effective on the Mandatory Subsequent Registration Effective Date (each such event a “Registration Failure”), then for each day (w) following the Mandatory Registration Date, (x) following each Mandatory Subsequent Registration Filing Date, (y) following the Mandatory Registration Effective Date, or (z) following each Mandatory Subsequent Registration Effective Date, until but excluding the date the Registration Statement or Subsequent Registration Statement is filed or becomes effective, as applicable, the Company shall, for each such day, pay the Holder with respect to any such failure, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the sum of (i) the purchase amount paid by such Holder (or if such Holder was not an Investor, by the Investor from which the Holder directly or indirectly acquired the Registrable Shares) for its Registrable Shares pursuant to the Unit Subscription Agreement (the “Subscription Payment”) and (ii) amount paid for Underlying Securities held by such Holder (the “Warrant Payment”); and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs; provided however, that liquidated damages arising from a Registration Failure shall accrue or be payable by the

Company only to the extent of the number of Registrable Shares affected by such Registration Failure.
          (b) If the Holder shall be prohibited from selling Shares under the Registration Statement as a result of a Suspension of more than thirty (30) days or Suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Holders, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Holder (or if such Holder was not an Investor, by the Investor from which the Holder directly or indirectly acquired the Registrable Shares) for its Registrable Shares pursuant to the Unit Subscription Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Holder pursuant to Section 10(b) of this Agreement.
          (c) Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages to more than one Holder in respect of the same Registrable Shares for the same period of time. Any payments made pursuant to this Section 7 shall not constitute the Holder’s exclusive remedy for such events.
          (d) Payments under this Section 7 shall be made to the Holder in cash, provided that the Company shall have the option, in its sole discretion, to pay the liquidated damages amounts accruing after the first three months (in each instance in which liquidated damages may occur) with additional Shares, with the price of each such additional Share to be deemed equal to the average closing price per share of the Company’s Common Stock as quoted on the OTCBB for each such 30 business day period, or portion thereof. In no event shall payment pursuant to this Section exceed 20% in the aggregate of (i) the Subscription Payment and (ii) the Warrant Payment. These payments will be prorated on a daily basis during the 30-business day period and will be paid to each Holder within ten business days following the end of each 30-business day period as to which payment is due hereunder provided that the respective Holder delivered to the Company at least two business days prior thereto information with respect to the number of Shares, Warrants and Underlying Securities not previously sold by such Holder (together with reasonable supporting documentation). The Holders may make a claim for additional damages as a remedy for the Company’s failure to comply with the timelines set forth in this Section, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist. Nothing contained in the preceding sentence shall be read to limit the ability of the Holders to seek specific performance of this Agreement.
     8. Indemnification.
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder (including the partners or officers, directors and stockholders of such Holder), and each person, if any, who controls such selling Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, and other federal or state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and will reimburse such selling Holder, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, damage, liability or action, to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Holders, any broker/dealer acting on their behalf or controlling person with respect to them.
          (b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, or any selling Holders, and all other selling Holders against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or such other selling Holder may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Holder expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and such selling Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each selling Holder hereunder (when aggregated with amounts contributed, if any, pursuant to Section 8(d)) shall be limited to the difference (the “Difference”) between (a) the amount received by such Holder from the sale of the Registrable Shares pursuant to the Registration Statement and (b) the amount paid by such Holder to the Company for such Registrable Shares pursuant to the Unit Subscription Agreement; and provided, further, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Holder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party’s reasonable legal fees and expenses for the period prior to the date of its participation in such defense, and provided further, however, that the indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such separate counsel to be paid by the indemnifying party, if the representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the fees of more than one separate counsel. The failure to notify an indemnifying party of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party under this Section 8 (except to the extent that such failure materially and adversely affects the indemnifying party’s ability to defend such action), nor shall the omission so to notify an indemnifying party relieve such indemnifying party of any liability which it may have to any indemnified party otherwise other than under this Section 8. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified party.
          (d) If the indemnification provided in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by an Holder under this Section 8(d), when aggregated with amounts paid, if any, pursuant to Section 8(b), exceed the Difference. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
          (e) The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Shares in a Registration Statement under Section 3 and otherwise.
     9. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Shares to the public without registration, the Company agrees to use reasonable efforts: (a) to make and keep public information available, as those terms are understood and defined in Rule 144, (b) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act and (c) undertake any additional actions reasonably necessary to maintain the effectiveness of the Registration Statement or the use of Rule 144.
     10. Selling Procedures. Any sale of Registrable Shares pursuant to a registration statement filed in accordance with Section 3 hereof shall be subject to the following conditions and procedures:
          (a) Updating the Prospectus.
               (i) If the Company informs the selling Holder that any registration statement or final prospectus covering Registrable Shares then on file with the SEC is not current or otherwise does not comply with the Securities Act, the Company shall use its commercially reasonable efforts to provide to the selling Holder a current prospectus that complies with the Securities Act as soon as practicable, but in no event later than five (5) business days after delivery of such notice.
               (ii) If the Company requires more than five (5) business days to update the prospectus under Section 10(a)(i) above, the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to such Holder, subject to the limitations set forth in Section 10(b) below, for a total of not more than two periods of thirty (30) days each during any twelve-month period.
          (b) General. Notwithstanding the foregoing, upon receipt of any notice from the Company of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event which makes any statement made in the registration statement covering Registrable Shares or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (v) that, in the judgment of the Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or that there exists material nonpublic information about the Company that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then the Company may suspend use of the prospectus (each a “Suspension”), in which case the Company shall promptly so notify each Holder and each Holder shall not dispose of Registrable Shares covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed; provided, however, that, notwithstanding the foregoing, the Company may suspend use of the prospectus pursuant to Sections 10(a)(ii), 10(b)(iv) and 10(b)(v), and an Holder may be prohibited from selling or otherwise disposing of the Registrable Shares covered by the registration statement or prospectus, for no more than two periods of thirty (30) days during any such twelve-month period. The Company shall use its best efforts to ensure the use of the prospectus may be resumed as soon as practicable. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     11. Preemptive Rights. In the event that at any time after the date hereof until the date that is two (2) years after the Closing Date, the Company proposes to issue additional shares of Common Stock or Convertible Securities, other than an Exempt Issuance, pursuant to a private offering for a cash investment not registered with the SEC, the Company shall send a notice (an “Additional Share Notice”) to the Holder setting forth the terms of such proposed issuance. The Holder shall be entitled to purchase a number of shares of Common Stock or

Convertible Securities, equal to its pro rata portion of 39% of the total number of shares of Common Stock or Convertible Securities proposed to be issued in the offering (the “Preemptive Amount”), where such pro rata amount shall be determined based upon such Holder’s pro rata portion of the total number of Units sold under the Subscription Agreement. By way of example only, if the Holder purchased or acquired one half of the total Units sold under the Subscription Agreement, such Holder would be entitled to purchase one half of the Preemptive Amount. In addition, such Preemptive Amount is determined based on the sale of 10,000,000 Units, and in the event less than such number of Units is sold under the Subscription Agreement the Preemptive Amount shall be reduced proportionately. Such participation by Holder in the offering shall be made on the same terms set forth in the Additional Share Notice by (a) notice to the Company (the “Purchase Notice”) within 10 days of the date of the Additional Share Notice and (b) payment of the price for such shares of Common Stock or Convertible Securities, by wire transfer of immediately available funds or such other method of payment as the Company may approve, within 10 days after delivery to the Company of the Purchase Notice.
     12. Issuance of Certain Securities. Until all Registrable Shares have been resold publicly pursuant to a registration statement or under Rule 144, without the prior written consent of Holders owning a majority of the Shares, during the three year period following the Closing Date, the Company shall not issue for cash (a) any Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the market price or other value of the Company’s securities or any other market based or contingent standard, such as so-called “toxic” or “death spiral” convertible securities; provided, however, that this prohibition shall not include Convertible Securities or similar securities the conversion or exercise price or conversion rate of which is (i) fixed on the date of issuance, (ii) subject to adjustment as a result of or in connection with a bona fide business combination or similar transaction or (iii) subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of market price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in the Unit Subscription Agreement, or (b) any preferred stock, debt instruments or similar securities or investment instruments provided for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.
     13. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Shares who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby. Without limitation on the Holders’ rights to transfer Registrable Shares, the Company acknowledges that any Holder may, at any time, transfer any of the Registrable Shares which it may own, beneficially or of record, to (a) its affiliates or (b) its partner(s), investor(s), security holder(s) or beneficial holder(s) pursuant to its organization documents or other agreements, and that, upon the consummation of any such transfer, the provisions of this Agreement shall be binding upon and inure to the benefit of each transferee of such Registrable Shares.
     14. Entire Agreement. This Agreement (including the exhibits hereto), the Unit Subscription Agreement and the Warrants constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and such agreements also supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.
     15. Miscellaneous.
          (a) Amendments. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.
          (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified herein (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.
          (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares. Notwithstanding anything in this Agreement to the contrary, if at any time any Holder shall cease to own any Registrable Shares, all of such Holder’s rights under this Agreement shall immediately terminate.
          (d) Notices.
               (i) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed effectively given upon (a) personal delivery, (b) delivery by fax (with answer back confirmed), or (c) two business days after mailing by recognized overnight courier (such as Federal Express), addressed to a party at its address or sent to the fax number provided below or at such other address or fax number as such party may designate by three days’ advance notice to the other party.
               (ii) All correspondence to the Company shall be addressed as follows:

                    Novint Technologies, Inc.
                    4109 Bryan Avenue NW
                    Albuquerque, New Mexico 87114
                    Attention:        Tom Anderson, CEO
                    Fax Number:     866-298-4420

                    with a copy to:

                    Richardson & Patel LLP
                    10900 Wilshire Blvd., Suite 500
                    Los Angeles, CA. 90024
                    Fax: 310-208-1154
                    Attention: Nimish Patel, Esq.
               (iii) All correspondence to any Holder shall be sent to the most recent address furnished by the Holder to the Company.
               (iv) Any Holder may change the address to which correspondence to it is to be addressed by notification as provided for herein.
          (e) Injunctive Relief. The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.
          (f) Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          (g) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.
          (h) Aggregation of Shares. Registrable Shares held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.
          (i) Counterparts. This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

SIGNATURE PAGE TO NOVINT TECHNOLOGIES, INC.
INVESTOR RIGHTS AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.

NOVINT TECHNOLOGIES, INC.

By:

Name:

Title:

INVESTORS:

(Individuals)

Name:

(Entities)

Entity Name:

By:

Name:

Title:

Exhibit A
SCHEDULE OF INVESTORS